UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas
(State of incorporation or organization)

48-0290000
(I.R.S. Employer Identification Number)

500 Dallas Street

Suite 1000

Houston, Texas 77002

(Address, including zip code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Shares of Class B Junior Participating Series Preferred Stock, without par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file number to which this form relates:  _______ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registration Statement on Form 8-A of Kinder Morgan, Inc. (formerly K N Energy, Inc.), filed with the Securities and Exchange Commission on August 31, 1995, which related to the rights to purchase Class B Junior Participating Series Preferred Stock issued under a Rights Agreement dated as of August 21, 1995 between Kinder Morgan, Inc. (formerly K N Energy, Inc.) and Equiserve Trust Company, as successor Rights Agent, as amended (the "Rights Agreement"), is hereby amended to read in its entirety as set forth below.

Item 1.

Description of Registrant's Securities to be Registered.

The Rights Agreement expired by its terms at 5:00 p.m., New York City time, on September 15, 2005.  The Rights previously issued thereunder to holders of common stock of Kinder Morgan, Inc. are of no further force or effect.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 16th day of September, 2005.

KINDER MORGAN, INC.

By:  /s/ Joseph Listengart
Joseph Listengart
Vice President, General Counsel and
Secretary